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                         AMERITRADE HOLDING CORPORATION

                          1996 DIRECTORS INCENTIVE PLAN


          (As Amended and Restated, Effective as of February 12, 2003)



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                         AMERITRADE HOLDING CORPORATION

                          1996 DIRECTORS INCENTIVE PLAN

          (As Amended and Restated, Effective as of February 12, 2003)

     1. History and Purpose. Ameritrade Online Holdings Corp. ("Old Ameritrade") established the Ameritrade Holding Corporation 1996 Directors Incentive Plan (the "Plan") to attract and retain as non-employee directors persons whose abilities, experience and judgment can contribute to the continued progress of the company and its subsidiaries and to facilitate the directors' ability to acquire a proprietary interest in the company. Old Ameritrade was formerly known as Ameritrade Holding Corporation prior to the closing of the merger involving Old Ameritrade and Datek Online Holdings Corp. on September 9, 2002 (the "Merger"). As a result of the Merger, Old Ameritrade became a subsidiary of a newly formed corporation, Ameritrade Holding Corporation ("Ameritrade" or the "Company") effective as of September 9, 2002 (the "Merger Closing Date") and as of the Merger Closing Date Ameritrade assumed the Plan, and all outstanding obligations under the Plan. The following provisions constitute the amended and restated Plan.

     2. Administration.

          2.1 Administration By Committee. The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"). Notwithstanding the foregoing, no member of the Committee shall act with respect to the administration of the Plan except to the extent consistent with the exempt status of the Plan under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3").

          2.2 Authority. Subject to the provisions of the Plan, the Committee shall have the authority to (a) interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (b) correct any defect or omission and to reconcile any inconsistency in the Plan or in any payment made hereunder, and (c) make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Plan. The determination of the Committee on matters within its authority shall be conclusive and binding on the Company and all other persons.

     3. Participation. Only Non-Employee Directors shall be eligible to participate in the Plan. As of any applicable date, a "Non-Employee Director" is a person who is serving as a director of the Company and who is not an employee of the Company or any subsidiary of the Company as of that date.

     4. Definition of Fair Market Value. For purposes of the Plan, the "Fair Market Value" of a share of common stock of the Company ("Stock") as of any date shall be the closing market

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composite price for such Stock as reported on NASDAQ on that date or, if Stock is not traded on that date, on the next preceding date on which Stock was traded.

     5. Shares Subject to the Plan.

          5.1 Number of Shares Reserved. The shares of Stock with respect to which awards may be made under the Plan or which may be distributed pursuant to elections under Sections 9 or 10 of the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions. Subject to the provisions of subsection 5.3, the number of shares of Stock which may be issued with respect to awards under the Plan or distributed pursuant to elections made in accordance with Section 9 or 10 of the Plan shall not exceed 1,460,000 shares in the aggregate.

          5.2 Reusage of Shares.

     (a) In the event of the exercise or termination (by reason of forfeiture, expiration, cancellation, surrender or otherwise) of any award under the Plan, that number of shares of Stock that was subject to the award but not delivered shall again be available for awards under the Plan.

     (b) In the event that shares of Stock are delivered under the Plan as a Stock Award (as defined in Section 7) and are thereafter forfeited or reacquired by the Company pursuant to rights reserved upon the award thereof, such forfeited or reacquired shares shall again be available for awards under the Plan.

     (c) Notwithstanding the provisions of paragraphs (a) or (b), the following shares shall not be available for reissuance under the Plan: (i) shares with respect to which the Non-Employee Director has received the benefits of ownership (other than voting rights), either in the form of dividends or otherwise, and (ii) shares which are surrendered in payment of the Option Price (as defined in subsection 6.3) upon the exercise of an Option.

          5.3 Adjustments to Shares Reserved. In the event of any merger, consolidation, reorganization, recapitalization, spinoff, stock dividend, stock split, reverse stock split, exchange or other distribution with respect to shares of Stock or other change in the corporate structure or capitalization affecting the Stock, the type and number of shares of stock which are or may be subject to awards under the Plan and the terms of any outstanding awards (including the price at which shares of stock may be issued pursuant to an outstanding award) shall be equitably adjusted by the Committee, in its sole discretion, to preserve the value of benefits awarded or to be awarded to Non-Employee Directors under the Plan. In determining what adjustment, if any, is appropriate pursuant to the preceding sentence, the Committee may rely on the advice of such experts as they deem appropriate, including counsel, investment bankers and the accountants of the Company.

     6. Options.


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          6.1 Definitions. The grant of an "Option" under this Section 6 entitles the Non-Employee Director to purchase shares of Stock at the Option Price, subject to the terms of this Section 6. Options granted under this
Section 6 shall be non-qualified stock options which are not intended to be "incentive stock options" as that term is described in section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code").

          6.2 Awards of Options. Each Non-Employee Director shall be awarded Options under this Section 6 in accordance with the following:

     (a) Upon his election to the Board for his first term, each Non-Employee Director shall be awarded an Option to purchase such number of shares of Stock as determined by the Chairman of the Board; provided, however, that such award shall be approved by the Board.

     (b) At such times as the Board shall determine, each Non-Employee Director shall be awarded an Option to purchase that number of shares of Stock determined by the Board and approved by the members of the Board other than those receiving the grant of an Option pursuant to this paragraph
          (b). In determining the number of shares of Stock subject to an Option under this paragraph (b), the Board may take into account such objective or subjective factors as it determines appropriate.

          6.3 Option Price. The price at which shares of Stock may be purchased upon the exercise of an Option (the "Option Price") shall be not less than the greater of (i) the Fair Market Value of a share of Stock as of the date on which the Option is granted, or (ii) the par value of a share of Stock on such date.

          6.4 Exercise. Except as otherwise provided in the Plan, each Option granted to a Non-Employee Director under this Section 6 shall become exercisable in substantially equal annual installments over a period of three years, beginning with the first anniversary of the date of grant and no Option shall be exercisable after the Expiration Date (as defined in Section 8). Notwithstanding a Non-Employee Director's termination of service as a director, Options shall continue to vest over a period of three years unless the Non-Employee Director terminates for cause. If a Non-Employee Director's service as a director terminates for Cause, Options shall continue to vest over a period of one year following such termination of service. The full Option Price of each share of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto. The Option Price shall be payable in cash or in shares of Stock (valued at Fair Market Value as of the day of exercise), or in any combination thereof.

     7. Stock Awards.

          7.1 Definition. Subject to the terms of this Section 7, a "Stock Award" under the Plan is a grant of shares of Stock to a Non-Employee Director, the vesting of which is subject to the conditions described in subsection 7.3. The period beginning on the date of the grant of


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a Stock Award and ending on the vesting or forfeiture of such Stock (as applicable) is referred to as the "Restricted Period".

          7.2 Non-Discretionary Awards. Upon his election to the Board for his first term, each Non-Employee Director shall be awarded such number of shares of Stock pursuant to this Section 7 as determined by the Chairman of the Board; provided, however, that such award shall be approved by the Board; and provided further that, the Fair Market Value of the Stock awarded to a Non-Employee Director pursuant to this subsection 7.2 shall be approximately $20,000 or such other amount determined by the Board from time to time.

          7.3 Vesting. Except as otherwise provided in the Plan, the shares of Stock subject to an award under this Section 7 shall become vested in substantially equal annual installments over a period of three years, beginning with the first anniversary of the date of grant and all shares of Stock awarded pursuant to this Section 7 which are not vested on the Expiration Date shall be forfeited.

          7.4 Rights with Respect to Stock. Beginning on the date of the grant of shares of Stock comprising a Stock Award, and including any applicable Restricted Period, the Non-Employee Director, as owner of such shares, shall have the right to vote such shares; provided, however, that payment of dividends with respect to Stock Awards shall be subject to the following:

     (a) On and after date that a Non-Employee Director has a fully earned and vested right to the shares comprising a Stock Award, and the shares have been distributed to the Non-Employee Director, the Non-Employee Director shall have all dividend rights (and other rights) of a stockholder with respect to such shares.

     (b) Prior to the date that a Non-Employee Director has a fully earned and vested right to the shares comprising a Stock Award, the Committee, in its sole discretion, may award Dividend Rights (as defined below) with respect to such shares.

     (c) On and after the date that a Non-Employee Director has a fully earned and vested right to the shares comprising a Stock Award, but before the shares have been distributed to the Non-Employee Director, the Non-Employee Director shall be entitled to Dividend Rights with respect to such shares, at the time and in the form determined by the Committee.

A "Dividend Right" with respect to shares comprising a Stock Award shall entitle the Non-Employee Director, as of each dividend payment date, to an amount equal to the dividends payable with respect to a share of Stock multiplied by the number of such shares. Dividend Rights shall be settled in the same form (either cash or in shares of Stock) as dividends paid to shareholders of the Company.

     8. Expiration of Awards. The "Expiration Date" with respect to an award under the Plan means the earlier of the following dates:

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     (a)  the ten-year anniversary of the date on which the award is granted; or

     (b) the one-year anniversary of the date on which the Non-Employee Director's service as a director of the Company terminates for cause.

     9. Payment of Retainers; Elections.

          9.1 Payment of Retainer. Subject to the terms and conditions of the Plan, for each fiscal year of the Company (the "Award Year"), each individual who is a Non-Employee Director shall be paid a retainer in an amount determined from time to time by the Board (the "Retainer") in accordance with and subject to the following:

     (a) For each Award Year, a "Cash Retainer" shall be payable to each individual who is a Non-Employee Director as of the first day of the Award Year in an amount equal to one-half of the Retainer for the Award Year; and

     (b) For each Award Year, a "Stock Retainer" shall be payable to each individual who is a Non-Employee Director as of the first day of the Award Year in an amount equal to one-half of the Retainer for the Award Year, which Stock Retainer shall be payable in shares of Stock having a Fair Market Value equal to the Stock Retainer, with the Fair Market Value of any fractional share payable in cash.

     (c) Notwithstanding the foregoing, if a Non-Employee Director has met the specified requirements of the Ameritrade Holding Corporation Equity Ownership and Disposition Guidelines, the Non-Employee Director may elect to receive all or any portion of the Stock Retainer in cash. The portion of a Non-Employee Director's retainer which is paid in cash pursuant to this paragraph (c) shall be treated as part of the Cash Retainer.

Notwithstanding the foregoing, (i) the Board, in its sole discretion, may determine that an Award Year of less than 12 months is appropriate, in which case, the amount of the Retainer and any other amounts payable to a Non-Employee Director for such Award Year to which any provision of the Plan applies shall be calculated and shall be payable as determined by the Board in its sole discretion, and (ii) in no event shall the Retainer for the Award Year commencing on September 28, 2002 (the '2003 Award Year') be payable prior to October 11, 2002.

          9.2 Elections to Receive Stock. Subject to the terms and conditions of the Plan, each Non-Employee Director may elect to forego receipt of all or any portion of the Eligible Cash Payments (as defined below) payable to him in any Award Year beginning after the date of his election and instead to receive whole shares of Stock of equivalent value to the Eligible Cash Payments so foregone (determined in accordance with subsection 9.4). An election under this subsection 9.2 to have Eligible Cash Payments paid in shares of Stock shall be valid only if it is in writing, signed by the Non-Employee Director, and filed with the Committee in accordance with uniform and nondiscriminatory rules adopted by the Committee, including, but not limited to, rules required to cause the receipt of Stock pursuant to any such election to be exempt under Rule 16b-3. For purposes of the Plan, the term "Eligible Cash Payments" means

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the Cash Retainer and meeting fees and committee fees that would otherwise be payable to the Non-Employee Director by the Company in cash as established, from time to time, by the Board or any committee thereof. Notwithstanding the foregoing, in no event shall any Eligible Cash Payments for the 2003 Award Year be payable prior to October 11, 2002.

          9.3 Revocation of Election to Receive Stock. Once effective, an election pursuant to subsection 9.2 to receive Stock shall remain in effect for successive Award Years until it is revised or revoked. Any such revision or revocation shall be in writing, signed by the Non-Employee Director, shall be effective for the Award Year next following the date on which it is received by the Committee, or such later date specified in such notice, and shall be filed with the Committee in accordance with uniform and nondiscriminatory rules established by the Committee, including, but not limited to, rules required to cause the receipt of Stock (or the receipt of cash in lieu of Stock as previously elected) to be exempt under Rule 16b-3.

          9.4 Equivalent Amount of Stock. The number of whole shares of Stock to be distributed to any Non-Employee Director by reason of his election pursuant to subsection 9.2 to receive Stock in lieu of Eligible Cash Payments shall be equal to (rounded to the nearest whole number of shares):

     (a) the amount of the Eligible Cash Payments which the Non-Employee Director has elected to have paid to him in shares of Stock;

          DIVIDED BY

     (b) the Fair Market Value of a share of Stock as of the date on which such Eligible Cash Payments would otherwise have been payable to the Non-Employee Director; provided, however, that in the case of Eligible Cash Payments which were payable (i) for the 2003 Award Year to individuals who were Non-Employee Directors as of the first day of the 2003 Award Year and (ii) on or prior to October 11, 2002, Fair Market Value under this paragraph (b) shall be determined as of October 1, 2002.

     10. Deferred Compensation.

          10.1 Deferral of Compensation. Subject to the terms and conditions of the Plan, each Non-Employee Director, by filing a written 'Deferral Election' with the Committee in accordance with uniform and nondiscriminatory rules adopted by the Committee, may elect to defer the receipt of all or any portion of the Eligible Deferral Amounts (as defined below) otherwise payable to him on or after the Effective Date until a future date (the 'Distribution Date') specified by the Non-Employee Director in his Deferral Election as of which payment of his Deferred Compensation Account (as defined in subsection 10.2) shall commence in accordance with subsection 10.3. If no Distribution Date is specified in a Non-Employee Director's Deferral Election, the Distribution Date shall be deemed to be the first business day in January of the year following the date on which the Non-Employee Director ceases to be a director of the Company for any reason. A Non-Employee Director's Deferral Election shall be effective with respect to Eligible Deferral Amounts otherwise payable to him for services

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rendered after the last day of the fiscal year in which such election is filed with the Committee; provided, however, that:

     (a) a Deferral Election which is filed within 30 days of the date on which a director first becomes a Non-Employee Director shall be effective with respect to all Eligible Deferral Amounts otherwise payable to him for periods after the date on which the Deferral Election is filed; and

     (b) by notice filed with the Committee in accordance with uniform and nondiscriminatory rules established by it, a director may terminate or modify any Deferral Election as to Eligible Deferral Amounts payable for services rendered after the last day of the fiscal year in which such notice is filed with the Committee; provided, however, that no modification may be made to the Distribution Date unless the Non-Employee Director shall file such notice with the Committee at least six months prior thereto.

Notwithstanding the provisions of paragraph (b) next above, the Committee may, in its sole discretion, after considering all of the pertinent facts and circumstances, approve a change to the Distribution Date which is requested by a Non-Employee Director less than six months prior thereto. For purposes of the Plan, the term 'Eligible Deferral Amounts' shall mean the Retainer (including both the Cash Retainer and the Stock Retainer) and meeting fees and committee fees that would otherwise be payable to the Non-Employee Director by the Company, all as established from time to time by the Board or any committee thereof.

          10.2 Crediting and Adjustment of Deferred Amounts. The amount of any Eligible Deferral Amounts deferred pursuant to a Non-Employee Director's Deferral Election in accordance with subsection 10.1 ("Deferred Compensation") shall be credited to a bookkeeping account maintained by the Company in the name of the Non-Employee Director (the "Deferred Compensation Account"), which account shall consist of two subaccounts, one known as the "Cash Subaccount" and the other as the "Company Stock Subaccount." Any portion of the Stock Retainer and any Eligible Cash Payments that the Non-Employee Director has elected to receive in Stock pursuant to subsection 9.2 and, in each case, with respect to which the Non-Employee Director has made a Deferral Election pursuant to subsection 10.1 shall be credited to his Company Stock Subaccount. Any other Deferred Compensation shall be credited to his Cash Subaccount. A Non-Employee Director's Deferred Compensation Account shall be adjusted as follows:

     (a) As of the first day of each fiscal quarter occurring after the Effective Date (which dates are referred to herein as "Accounting Dates"), the Non-Employee Director's Cash Subaccount shall be adjusted as follows:

               (i) first, the amount of any distributions from the Cash Subaccount made since the last preceding Accounting Date shall be charged to the Cash Subaccount;


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               (ii)   next, the balance of the Cash Subaccount after adjustment
                      in accordance with subparagraph (i) above shall be credited with interest since the last preceding Accounting Date computed at the prime rate as reported by The Wall Street Journal for such date, or if such date is not a business day, for the next preceding business day; and

               (iii) finally, after adjustment in accordance with the foregoing provisions of this subsection 10.2, the Cash Subaccount shall be credited with the Deferred Compensation otherwise payable to the Non-Employee Director since the last preceding Accounting Date which is to be credited to the Cash Subaccount.

     (b) The Non-Employee Director's Company Stock Subaccount shall be adjusted as follows:

               (i) as of any date on or after the Effective Date on which Eligible Deferral Amounts would have been payable to the Non-Employee Director in Stock but for his or her Deferral Election, the Non-Employee Director's Company Stock Subaccount shall be credited with that number of stock units ("Stock Units") equal to the number of shares of Stock to which he would have been entitled as of the applicable date;

               (ii) as of the date on which shares of Stock are distributed to the Non-Employee Director in accordance with subsection
                      10.3 below, the Company Stock Subaccount shall be charged with an equal number of Stock Units; and

               (iii) as of the record date for any dividend paid on Stock, the Company Stock Subaccount shall be credited with that number of additional Stock Units which is equal to the number obtained by multiplying the number of Stock Units then credited to the Company Stock Subaccount by the amount of the cash dividend or the fair market value (as determined by the Board of Directors) of any dividend in kind payable on a share of Stock, and dividing that product by the then Fair Market Value of a share of Stock.

                      In the event of any merger, consolidation, reorganization, recapitalization, spinoff, stock split, reverse stock split, rights offering, exchange or other change in the corporate structure or capitalization of the Company affecting the Stock, each Non-Employee Director's Company Stock Subaccount shall be equitably adjusted in such manner consistent with subsection 5.3.

          10.3 Payment of Deferred Compensation Account. Except as otherwise provided in this subsection 10.3 or subsection 10.4, the balances credited to a Non-Employee Director's Deferred Compensation Account shall each be payable to the Non-Employee Director in 10 annual installments commencing as of the Distribution Date and continuing on each annual anniversary thereof. Notwithstanding the foregoing, a Non-Employee Director may elect, by

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filing a notice with the Committee at least six months prior to the Distribution
Date, to change the number of payments to a single payment or to any number of annual payments not in excess of ten. Each such payment shall include a cash portion, if applicable, and a Stock portion, if applicable, as follows:

     (a) The cash portion to be paid as of the Distribution Date or any anniversary thereof and charged to the Cash Subaccount shall be equal to the balance of the Cash Subaccount multiplied by a fraction, the numerator of which is one and the denominator of which is the number of remaining payments to be made, including such payment.

     (b) The Stock portion to be paid as of the Distribution Date or any anniversary thereof and charged to the Company Stock Subaccount shall be distributed in whole shares of Stock, the number of shares of which shall be determined by rounding to the next highest integer the product obtained by multiplying the number of Stock Units then credited to the Non-Employee Director's Company Stock Subaccount by a fraction, the numerator of which is one and the denominator of which is the number of remaining payments to be made, including such payment.

Notwithstanding the foregoing, the Committee, in its sole discretion, may distribute all balances in any Deferred Compensation Account to a Non-Employee Director (or former Non-Employee Director) in a lump sum as of any date.

          10.4 Payments in the Event of Death. If a Non-Employee Director dies before payment of his Deferred Compensation Account commences, all amounts then credited to his Deferred Compensation Account shall be distributed to his Beneficiary (as described below), as soon as practicable after his death, in a lump sum. If a Non-Employee Director dies after payment of his Deferred Compensation Account has commenced but before the entire balance of such account has been distributed, the remaining balance thereof shall be distributed to his Beneficiary, as soon as practicable after his death, in a lump sum. Any amounts in the Cash Subaccount shall be distributed in cash and any amounts in the Stock Subaccount shall be distributed in whole shares of Stock determined in accordance with paragraph 10.3(b). For purposes of the Plan, the Non-Employee Director's "Beneficiary" is the person or persons the Non-Employee Director designates, which designation shall be in writing, signed by the Non-Employee Director and filed with the Committee prior to the Non-Employee Director's death. A Beneficiary designation shall be effective when filed with the Committee in accordance with the preceding sentence. If more than one Beneficiary has been designated, the balance in the Non-Employee Director's Deferred Compensation Account shall be distributed to each such Beneficiary per capita. In the absence of a Beneficiary designation or if no Beneficiary survives the Non-Employee Director, the Beneficiary shall be the Non-Employee Director's estate.

     11. Replacement Awards. Each holder of an award related to the common stock of Old Ameritrade which was granted pursuant to the Plan prior to the Merger Closing Date and which was outstanding as of the Merger Closing Date after giving effect to the transactions contemplated by the Merger (the "Existing Awards"), will, as of the Merger Closing Date, be automatically granted a "Replacement Award" under the Plan and the Existing Awards shall be

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cancelled in exchange for the Replacement Awards. The number of shares of Stock and, if applicable, the Option Price per share of Stock, subject to a Replacement Award shall be equal to the same number of shares of common stock of Old Ameritrade and, if applicable, the same Option Price per share, subject to corresponding Existing Award. Except as provided in the preceding sentence, the Replacement Awards granted pursuant to this Section 11 shall be subject to the same terms and conditions as the corresponding Existing Awards.

     12. Miscellaneous.

          12.1 Duration. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any awards under it are outstanding.

          12.2 Withholding Payments. To the extent that any Non-Employee Director would incur an obligation for Nebraska state income taxes on account of an award or payment to him under the Plan or the exercise of any award under the Plan (referred to as the "Withholding Obligation"), the Company, in its sole discretion, may make a cash payment to such Non-Employee Director in an amount such that, after payment of all federal, state or local taxes on such cash payment, the Non-Employee Director retains a cash payment equal to the Withholding Obligation.

          12.3 Limit on Distribution. Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

     (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

     (b) To the extent that the Plan provides for issuance of certificates to reflect the transfer of shares of Stock, the transfer of such shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

          12.4 Transferability. Awards under the Plan are not transferable except as designated by a Non-Employee Director by will or by the laws of descent and distribution. To the extent that the Non-Employee Director who receives an award under the Plan has the right to exercise such award, the award may be exercised during the lifetime of the Non-Employee Director only by the Non-Employee Director.

          12.5 Notices. Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Company, at its principal executive offices. The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.

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          12.6 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Non-Employee Director or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require. Any notice required under the Plan may be waived by the person entitled thereto.

          12.7 Agreement With the Company. At the time of an award to a Non-Employee Director under the Plan, the Committee may require a Non-Employee Director to enter into an agreement with the Company in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

          12.8 Limitation of Implied Rights.

     (a) Neither a Non-Employee Director nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Non-Employee Director shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Company. Nothing contained in the Plan shall constitute a guarantee by the Company that the assets of such companies shall be sufficient to pay any benefits to any person.

     (b) The Plan does not constitute a contract of continued service, and participation in the Plan shall not give any Non-Employee Director the right to be retained as a director of the Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no award under the Plan shall confer upon the holder thereof any right as a shareholder of the Company prior to the date on which he fulfills all service requirements and other conditions for receipt of such rights.

          12.9 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

          12.10 Gender and Number. Where the context admits, words in one gender shall include the other gender, words in the singular shall include the plural and the plural shall include the singular.

          12.11 Source of Payments. The provisions of Sections 9 and 10 constitute only unfunded, unsecured promises of the Company to make payments to directors (or other persons) in the future in accordance with the terms of the Plan.

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          12.12 Nonassignment. Neither a director's nor any other person's rights to payments under the Plan are subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the director.

     13. Amendment and Termination.

     The Board may, at any time, amend or terminate the Plan, provided that, subject to subsection 5.3 (relating to certain adjustments to shares) and subsection 10.3 (relating to lump sum payments of amounts held in a Non-Employee Director's Deferred Compensation Account), no amendment or termination may, without the consent of the Non-Employee Director or beneficiary, if applicable, materially adversely affect the rights of any Non-Employee Director or beneficiary under any award made under the Plan or rights already accrued hereunder prior to the date such amendment is adopted by the Board.

     14. Change in Control. Notwithstanding any provision in the Plan to the contrary, upon a Change in Control, all outstanding Options will become fully exercisable and all outstanding Stock Awards shall become fully vested. For purposes of the Plan, the term "Change in Control" means a change the beneficial ownership of the Company's voting stock or a change in the composition of the Board which occurs as follows:

     (a) Any "person" (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes a beneficial owner, directly or indirectly, of stock of the Company representing 30 percent or more of the total voting power of the Company's then outstanding stock.

     (b) A tender offer (for which a filing has been made with the Securities Exchange Commission ("SEC") which purports to comply with the requirements of Section 14(d) of the Exchange Act and the corresponding SEC rules) is made for the stock of the Company, which has not been negotiated and approved by the Board. In case of a tender offer described in this paragraph (b), the Change in Control will be deemed to have occurred upon the first to occur of (i) any time during the offer when the person (using the definition in (a) above) making the offer owns or has accepted for payment stock of the Company with 25 percent or more of the total voting power of the Company's stock, or (ii) three business days before the offer is to terminate unless the offer is withdrawn first, if the person making the offer could own, by the terms of the offer plus any shares owned by this person, stock with 50 percent or more of the total voting power of the Company's stock when the offer terminates.

     (c) Individuals who were the Board's nominees for election as directors of the Company immediately prior to a meeting of the shareholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board following the election."


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